                                                                    EXHIBIT 11.1

Barbeques Galore Limited and subsidiaries

COMPUTATION OF EARNINGS PER ORDINARY SHARE

                                 Year ended   Year ended  Year ended  7 months to  7 months to  6 months to  6 months to
                                  June 30,     June 30,    June 30,   January 31,  January 31,    July 31,     July 31,
                                    1994         1995        1996        1996         1997          1996         1997
                                                                      (unaudited)               (unaudited)  (unaudited)
                                                    (in A$ thousands, except share and per share data)
PRIMARY EARNINGS
Net income                         2,317        3,805       3,945       4,950         1,557        (1,631)      (886)
                                 =======      =======     =======     =======       =======       =======    =======
Shares:
Weighted average number
of ordinary shares
outstanding                        4,357        4,450       4,450       4,450         4,073         4,450      1,843
Additional shares assuming
conversion of share options
under treasury stock method           98           94          94          94            94            94         94
                                 -------      -------     -------     -------       -------       -------    -------
Weighted average number of
ordinary and ordinary
equivalent shares
outstanding as adjusted            4,455        4,544       4,544       4,544         4,167         4,544      1,937
                                 =======      =======     =======     =======       =======       =======    =======
Primary earnings per
ordinary and ordinary
equivalent share                    0.52         0.84        0.87        1.09          0.37         (0.36)     (0.46)
                                 =======      =======     =======     =======       =======       =======    =======
FULLY DILUTED EARNINGS
Net income                         2,317        3,805       3,945       4,950         1,557        (1,631)      (886)
                                 =======      =======     =======     =======       =======       =======    =======
Shares:
Weighted average number
of ordinary shares
outstanding                        4,357        4,450       4,450       4,450         4,073         4,450      1,843
Additional shares assuming
conversion of share options
under treasury stock method           98           94          94          94            94            94         94
                                 -------      -------     -------     -------       -------       -------    -------
Weighted average number of
ordinary and ordinary
equivalent shares
outstanding as adjusted            4,455        4,544       4,544       4,544         4,167         4,544      1,937
                                 =======      =======     =======     =======       =======       =======    =======
Fully diluted earnings per
ordinary and ordinary
equivalent share                    0.52         0.84        0.87        1.09          0.37         (0.36)     (0.46)
                                 =======      =======     =======     =======       =======       =======    =======